Strong Heritage Money Fund

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     CURRENT YIELD:  7 days ended February 28, 1998

     A.     FORMULA

               Current Yield = Base Period Return x (365/7)

     B.     CALCULATION

               5.40% = .001035616 x (365/7)


II.     EFFECTIVE YIELD:  7 days ended February 28, 1998

     A.     FORMULA

               Effective Yield = [(Base Period Return + 1)(365/7)] - 1

     B.     CALCULATION

               5.54% = [(.001035616 + 1)(365/7)] - 1


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                            Strong Step 1 Money Fund

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     CURRENT YIELD:  7 days ended February 28, 1998

     A.     FORMULA

               Current Yield = Base Period Return x (365/7)

     B.     CALCULATION

               5.79% = .001110411 x (365/7)


II.     EFFECTIVE YIELD:  7 days ended February 28, 1998

     A.     FORMULA

               Effective Yield = [(Base Period Return + 1)(365/7)] - 1

     B.     CALCULATION

               5.96% = [(.001110411 + 1)(365/7)] - 1


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